UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Custom House Street

Portland, ME 04101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Investment Agreement

On April 30, 2020, Covetrus, Inc., a Delaware corporation (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with CD&R VFC Holdings, L.P., a Cayman Islands exempted limited partnership (the “Purchaser”), an affiliate of Clayton, Dubilier & Rice, LLC (“CD&R”), pursuant to which the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchase from the Company, 250,000 shares of the Company’s 7.5% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in a private placement for aggregate gross proceeds to the Company of $250 million (such transaction, the “Private Placement”). The Series A Preferred Stock, once issued, will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price and a conversion rate to be set forth in the Certificate of Designations classifying the Series A Preferred Stock, a form of which is attached as Annex I to the Investment Agreement (the “Certificate of Designations”).

The Company expects to use the net proceeds from the Private Placement to repay a portion of the Company’s revolver borrowings, provide additional short-term liquidity, and support general corporate purposes. The Private Placement is expected to close on or about May 19, 2020, subject to customary closing conditions (the “Closing Date”).

The Investment Agreement contains customary representations, warranties and covenants of the Company and the Purchaser.

Director Appointment Rights

The Purchaser will have the right to designate two directors for election to the Company’s Board of Directors (the “Board”) as described below.

Effective as of the closing of the Private Placement, the Board will increase the size of the Board, if necessary, and will elect to the Board a director mutually agreed upon by the Purchaser and the Company, which individual shall be an “operating advisor” or “operating partner” of CD&R (the “Advisor Director”). For so long as the Purchaser or certain of its affiliates (collectively, the “Investor Parties”) beneficially own shares of Common Stock, shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock (“Conversion Common Stock”) that represent, on an as-converted basis, at least 50% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as-converted basis, as of the Closing Date, the Investor Parties will have the right to designate the Advisor Director for election to the Board at any annual meeting of stockholders at which the term of the Advisor Director shall expire.

For so long as the Investor Parties beneficially own shares of Common Stock, shares of Series A Preferred Stock and/or shares of Conversion Common Stock that represent, on an as-converted basis, at least 25% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as-converted basis, as of the Closing Date (the “Investor Director Fall-Away Threshold”), the Investor Parties will have the right to designate one director (the “Investor Director”) for election to the Board at any annual meeting of stockholders at which the term of the Investor Director shall expire. The initial Investor Director is designated as Mr. Ravi Sachdev, who is a current Class III director of the Company whose term will expire at the Company’s 2022 annual meeting of stockholders.

Voting Agreement

For so long as the 25% ownership requirement included in the Investor Director Fall-Away Threshold is satisfied, the Investor Parties will be required to vote the shares of Series A Preferred Stock, if applicable, and Common Stock beneficially owned by them, in each case, (i) in favor of each director nominated and recommended by the Board (or a duly authorized committee thereof) for election at any annual meeting of stockholders (other than in respect of any Investor Director or Advisor Director nominee), (ii) against any stockholder nominations for directors that are not approved and recommended by the Board (or a duly authorized committee thereof) for election at any such meeting, (iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (iv) in favor of the Company’s “say-on-pay” and “say-on-frequency” proposals and any proposal by the Company relating to compensation as recommended by the Board.

Standstill and Transfer Restrictions

The Purchaser and its affiliates will be subject to certain standstill provisions that will restrict them from, among other actions, acquiring additional securities of the Company, until the later of (a) 12 months after the 25% ownership requirement included in the Investor Director Fall-Away Threshold is no longer satisfied and (b) the three-year anniversary of the Closing Date. In addition, the Investor Parties will be prohibited, subject to certain exceptions, from transferring any shares of Common Stock beneficially owned by them as of the Closing Date or any shares of Series A Preferred Stock or Conversion Common Stock until the 24-month anniversary of the Closing Date.

Registration Rights Agreement

Upon closing of the Private Placement, the Purchaser and the Company will enter into a Registration Rights Agreement, a form of which is attached as Annex II to the Investment Agreement (the “Registration Rights Agreement”), pursuant to which the Purchaser and certain permitted transferees will be afforded customary registration rights with respect to (a) the Conversion Common Stock and (b) shares of Common Stock held directly by the Purchaser as of the Closing Date.

Participation Rights

If the Company proposes to issue equity securities of any kind, then, subject to certain exceptions and until the 25% ownership requirement included in the Investor Director Fall-Away Threshold is no longer satisfied, subject to certain exceptions, the Company will be required to offer the Investor Parties the opportunity to purchase up to a number of such securities that would allow the Investor Parties to maintain their then-current proportional ownership percentage in the Company (on an as-converted basis).

Terms of the Series A Preferred Stock

In connection with the closing of the Private Placement, the Company will establish the rights and preferences of the Series A Preferred Stock pursuant to the Certificate of Designations, which will be in addition to any rights and preferences of the Company’s preferred stock provided for in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

Ranking and Liquidation Rights

The Series A Preferred Stock will rank senior to the Company’s Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock will have a liquidation preference of $1,000 per share.

Dividends

Holders of Series A Preferred Stock will be entitled to a cumulative dividend at the rate of 7.5% per annum, payable quarterly in arrears. Dividends may be paid in cash or accrue in accordance with the terms of the Certificate of Designations. Holders of Series A Preferred Stock are also entitled to participate in dividends paid on the Common Stock on an as-converted basis.

Conversion Rights

Each share of Series A Preferred Stock will be convertible at the option of the holders at any time into a number of shares of Common Stock equal to the quotient of (a) the sum of the liquidation preference and the accrued but unpaid dividends with respect to such share as of the applicable conversion date, divided by (b) an initial conversion price of $11.10, subject to certain anti-dilution adjustments. However, unless certain stockholder approval is obtained, no holder may convert any share of Series A Preferred Stock if the conversion of such share would result in such holder beneficially owning more than 19.99% of the then-outstanding stockholder voting power of the Company.

Subject to certain restrictions, the Company may, at its option, require the conversion of all (but not less than all) of the outstanding shares of Series A Preferred Stock into the relevant number of shares of Common Stock if either (i) the Consolidated EBITDA (as defined in the Certificate of Designations) of the Company and its consolidated subsidiaries exceeds $300 million for two consecutive 12-month periods and the Company’s Consolidated Net Total Leverage Ratio (as defined in the Certificate of Designations) as of the last day of such two consecutive 12-month periods does not exceed 4:00:1:00, or (ii) the volume-weighted average price of the Common Stock exceeds the product of (x) the Mandatory Conversion Threshold Price Percentage (as defined in the Certificate of Designations) and (y) the then-applicable conversion price on each of at least twenty trading days (whether or not consecutive) in a period of thirty consecutive trading days.

Voting Rights

Holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. However, unless certain stockholder approval is obtained, the Investor Parties that hold shares of Series A Preferred Stock will not be entitled to any voting rights in respect of its shares of Series A Preferred Stock at any stockholders’ meeting or in any written consent of stockholders, in each case to the extent, and only to the extent, that such Investor Parties would have the right to a number of votes in respect of such Investor Parties’ shares of Common Stock, preferred stock or other capital stock of the Company in excess of 19.99% of the then-outstanding stockholder voting power of the Company.

Change of Control Repurchase

Upon certain change of control events involving the Company, holders of Series A Preferred Stock can require the Company to repurchase all or any portion of the Series A Preferred Stock at an amount in cash equal to 101% of the liquidation preference thereof plus all accrued but unpaid dividends. The Company will have the right, upon certain change of control events involving the Company, to redeem the Series A Preferred Stock in an amount in cash equal to the liquidation preference as of the date of redemption, plus all accrued but unpaid dividends as of the date of redemption, plus, if the applicable redemption date is prior to the fifth anniversary of the date of issuance of such share, the amount equal to the net present value (computed using a discount rate equal to the treasury rate (as described in the Certificate of Designations)) of the sum of all dividends that would otherwise be payable on such shares of Series A Preferred Stock on and after the applicable change of control purchase date to and including the fifth anniversary of said issue date and assuming such dividends were paid in cash.

Mr. Ravi Sachdev, a current director of the Company, currently serves as Partner at CD&R, the private investment firm that manages the funds that own the Purchaser. In the Investment Agreement, the Purchaser reported that it was the beneficial owner of 11,066,478 shares of Common Stock.

The foregoing descriptions of the terms of the Series A Preferred Stock, the Investment Agreement, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement and the schedules and annexes thereto, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Private Placement of the Series A Preferred Stock pursuant to the Investment Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

Prior to the execution of the Investment Agreement, the Company waived the Share Ownership Limit (as defined in the Company’s Certificate of Incorporation) applicable to the Purchaser to enable the Purchaser to consummate the transactions set forth in the Investment Agreement.

Item 7.01	Regulation FD Disclosure.

On April 30, 2020, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and that involve risks and uncertainties, including statements concerning the completion, timing and size of the Private Placement, the anticipated use of proceeds from the Private Placement, and other matters. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the risk that the Private Placement may be delayed or may not occur due to market or other conditions; the satisfaction of customary closing conditions related to the Private Placement; the effect of the COVID-19 pandemic on the Company’s business and the success of any measures the Company has taken or may take in the future in response thereto; risks associated with the Company’s management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created the Company; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in the Company’s market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 3, 2020 and in the Company’s other SEC filings.

The Company’s forward-looking statements are based on current beliefs and expectations of management team and, except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this report or to update them to reflect events or circumstances occurring after the date of this report, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Investment Agreement, dated as of April 30, 2020, between Covetrus, Inc. and CD&R VFC Holdings, L.P.

99.1	Press Release dated as of April 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.

By:    /s/ Benjamin Wolin

          Benjamin Wolin

          Chief Executive Officer

Date: May 1, 2020